                                                                      Exhibit 21





                         Polydex Pharmaceuticals Limited
                                Subsidiaries List

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



       Subsidiary                     Percentage Owned         Incorporated
       ----------                     ----------------         ------------
Chemdex, Inc.                                90%               Kansas, USA
Dextran Products Limited                    100%               Ontario, Canada
Polydex Chemicals (Canada)                  100%               Ontario, Canada
  Limited
Veterinary Laboratories, Inc.               100%               Kansas, USA
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